Exhibit 10.2

Prudential Investment Management, Inc.

The Prudential Insurance Company of America

Pruco Life Insurance Company

United of Omaha Life Insurance Company

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

2029 Century Park East, Suite 710

Los Angeles, CA 90067

May 25, 2012

LTC Properties, Inc.

2829 Townsgate Road, Suite 350

Westlake Village, California 91361

Re:                               Amendment to Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between LTC Properties, Inc., a Maryland corporation (the “Company”), and certain direct and indirect Subsidiaries of the Company from time to time party to the Agreement as Guarantors, on the one hand, and the Purchasers named therein, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

1.                                       Amendments.  Pursuant to the provisions of Section 17 of the Agreement, and subject to the terms and conditions of this letter agreement, the Purchasers hereby agree with the Company that the Agreement is modified, as follows:

1.1                                 Sections 8.1(b), (c) and (d) are amended and restated, as follows:

“(b)                           Series A-2 Notes.  On January 14, 2014 and on each January 14 thereafter to and including January 14, 2018 the Company will prepay $4,166,666.67 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A-2 Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Series A-2 Notes pursuant to Section 8.2 or any partial purchase of Series A-2 Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series A-2 Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A-2 Notes is reduced as a result of such prepayment or purchase.

(c)                                  Series B Notes.  The Series B Notes shall be subject to required prepayments set forth in the Notes of such Series, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or any partial purchase of Series B Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

(d)                                 Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series; provided that upon any partial prepayment of any Series of Shelf Notes pursuant to Section 8.2 or any partial purchase of any Series of Shelf Notes pursuant to Section 8.5, the principal amount of each required prepayment thereof becoming due on and after the date of such partial prepayment or purchase shall be reduced in the same proportion as the aggregate principal amount of such Series of Shelf Notes is reduced as a result of such prepayment or purchase.”

1.2                                 Section 9.4 is amended and restated, as follows:

“9.4                         Payment of Taxes and Claims.  The Company and Credit Parties will cause each of their respective tenants to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property relating to such Property, that individually or collectively would materially impair the value of such Property, and in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on Properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.”

1.3                                 Section 10.2(k) is amended to replace the reference to “15%” therein with a reference to “20%”.

1.4                                 Section 10.2 is further amended to replace the reference to “20%” appearing in the last paragraph of such Section with a reference to “25%”.

1.5                                 Section 10.10(h) is amended and restated, as follows:

“(h)                           Minimum Eligible Property NOI to Interest Expense on Unsecured Debt.  As of the last day of each Rolling Period of the Company, the Company shall not permit the ratio of Eligible Property NOI for such Rolling Period to Interest Expense on Unsecured Debt for such Rolling Period to be less than 2.25 to 1.00.”

1.6                                 Section 10.13 is amended and restated, as follows:

“10.13           Terrorism Sanctions Regulations.  The Company will not and will not permit any Affiliated Entity to (a) become an OFAC Listed Person, or (b) have any investments in or engage in any dealings or transactions with any Blocked Person.”

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1.7                                 The following language is added as a new paragraph of Section 22.9, to immediately follow the existing initial paragraph thereof:

“WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if an action or other proceeding is brought in the State of California and if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them concerning this Agreement (including the Multiparty Guaranty), the Notes, the other Transaction Documents and the matters contemplated hereby or thereby (each, a “Claim”), including any and all questions of law or fact relating thereto, shall be determined by judicial reference pursuant to the California Code of Civil Procedure (“Reference”).  The parties shall select a single neutral referee, who shall be a retired state or federal judge.  In the event that the parties cannot agree upon a referee, the referee shall be appointed by the court.  The referee shall report a statement of decision to the court.  Nothing in this paragraph shall limit the right of any party at any time to exercise any self-help remedies, foreclose against any collateral or obtain provisional remedies.  The Company shall bear the fees and expenses of the referee unless the referee orders otherwise.  The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.”

2.                                       Limitation of Modifications.  The amendments effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Agreement or any other document related to the Agreement, or (b) a consent to any future amendment, consent, waiver or other modification.  Except as expressly set forth in this letter, the Agreement and the documents related to the Agreement shall continue in full force and effect.

3.                                       Representations and Warranties.  The Company hereby represents and warrants as follows:  (i) No Default or Event of Default has occurred and is continuing; (ii) the Company’s execution, delivery and performance of the Agreement, as modified by this letter agreement, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable; (iii) the Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) each of the representations and warranties set forth in Section 5 of the Agreement is true, correct and complete as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date).

4.                                       Effectiveness.  This letter agreement shall become effective on the date on which (i) the Purchasers shall have received a fully executed counterpart of this letter from the Company and each Guarantor, (ii) a corresponding amendment to the Credit Agreement shall have been entered into and shall have become effective concurrently therewith or prior thereto, and the Purchasers shall have received a copy thereof, certified by a Responsible Officer as being a true, correct and complete copy thereof, and (iii) the Company shall have paid Bingham McCutchen LLP its accrued and unpaid legal fees and expenses, to the extent such fees and expenses have been invoiced.

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5.                                       Miscellaneous.

(a)                                  This document may be executed in multiple counterparts, which together shall constitute a single document.

(b)                                 This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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If you are in agreement with the foregoing, please sign the enclosed counterpart of this letter in the space indicated below and return it to the Purchasers at the above address whereupon, subject to the conditions expressed herein, it shall become a binding agreement between the Company, on the one hand, and the Purchasers, on the other hand.

Sincerely,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Cornelia Cheng
Name:	Cornelia Cheng
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a holder of Series A-1 Notes and Series B Notes

By:	/s/ Cornelia Cheng
Name:	Cornelia Cheng
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY, as a holder of Series A-2 Notes and Series B Notes

By:	/s/ Cornelia Cheng
Name:	Cornelia Cheng
Title:	Vice President

UNITED OF OMAHA LIFE INSURANCE
COMPANY, as a holder of Series A-2 Notes

By:	Prudential Private Placement Investors, L.P., asset manager

By:	Prudential Private Placement Investors, Inc., general partner

By:	/s/ Cornelia Cheng
Name:	Cornelia Cheng
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY, as a holder of Series B Notes

By:	Prudential Investment Management, Inc., as investment advisor

By:	/s/ Cornelia Cheng
Name:	Cornelia Cheng
Title:	Vice President

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Accepted and agreed to
as of the date first
appearing above:

THE COMPANY:
LTC PROPERTIES, INC.

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief Financial Officer and Secretary

THE GUARANTORS:  Each of the undersigned Guarantors consents and agrees to the amendments and other modifications effected in this letter agreement and the transactions contemplated hereby, and reaffirms its obligations under the Multiparty Guaranty and its waivers, as set forth in the Multiparty Guaranty, of each and every one of the possible defenses to such obligations.  In addition, each undersigned Guarantor reaffirms that its obligations under the Multiparty Guaranty are separate and distinct from the Company’s obligations under the Transaction Documents.

FLORIDA-LTC, INC.
LTC GP I, INC.
LTC-GARDNER, INC.
LTC-GRIFFIN, INC.
LTC-JONESBORO, INC.

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

On behalf of each of the foregoing Guarantors

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Secretary

On behalf of each of the foregoing Guarantors

ALBUQUERQUE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Clint Malin
Name:	Clint Malin
Title:	Chairman and Chief Executive Officer

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Chief Financial Officer and Treasurer

BEAUMONT REAL ESTATE INVESTMENTS, LP

By:	L-Tex GP, Inc., its General Partner

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

LTC PARTNERS IX, L.P.

By:	LTC GP VI, Inc., its General Partner

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

TEXAS-LTC LIMITED PARTNERSHIP

By	L-Tex GP, Inc., its General Partner

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

TEXAS-LTC WOODRIDGE LIMITED PARTNERSHIP

By	L-Tex GP, Inc., its General Partner

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

NORTH CAROLINA REAL ESTATE INVESTMENTS, LLC

By	LTC-Dearfield, Inc., its Member

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

By	LTC-Richmond, Inc., its Member

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary